Exhibit 3.3

COYUCHI, INC.

SECOND AMENDED AND RESTATED VOTING AGREEMENT

This Second Amended and Restated Voting Agreement (the “Agreement”) is made and entered into as of February 27, 2026, by and among COYUCHI, INC., a California corporation (the “Company”), Home Decor Brands, LLC, a Delaware limited liability company (the “Note Holder”), the persons listed on Exhibit A hereto (the “Common Holders”), and the persons and entities listed on Exhibit B hereto (such persons and entities, together with, at all times following the conversion of the Note (as defined herein below), the holder of Series E Preferred Stock (as defined herein below), the “Investors”).

Recitals

WHEREAS, the Common Holders are the beneficial owners of such number of shares of the Company’s common stock (the “Common Stock”) as indicated in Exhibit A hereto, and the Investors are the beneficial owners of such number of shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), the Company’s Series B Preferred Stock (the “Series B Preferred Stock”), the Company’s Series C Preferred Stock (the “Series C Preferred Stock”) and the Company’s Series D Preferred Stock (the “Series D Preferred Stock” and along with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (as defined herein below), the “Preferred Stock” ), in each case as indicated in Exhibit B hereto.

Whereas, certain of the Investors are parties to that certain Amended and Restated Voting Agreement (the “Prior Voting Agreement”) dated as of January 28, 2014.

Whereas, on the date hereof, the Note Holder is purchasing from the Company a Secured Convertible Note (the “Note”) pursuant to the terms of a Note Purchase and Security Agreement of even date herewith (the “Note Purchase Agreement”), which Note, if converted, will convert on the terms set forth in the Note and in the Dividend Payment and Debt Financing Agreement of even date herewith (the “Dividend Agreement”) into shares of the Company’s Series E Preferred Stock (the “Series E Preferred Stock”), the rights and obligations of which shares will be as provided in the Company’s Amended Charter (as defined herein below) (the foregoing, the “Financing”).

Whereas, the parties hereto have agreed that the rights to which the Note Holder and, upon conversion of the Note the holder of Series E Preferred Stock, will be entitled will be dependent upon whether the Note has been converted (any period prior to such conversion, the “Pre-Conversion Period”) and, if converted, whether the Series E Preferred Stock issued as a result of such conversion represents fifty percent (50%) or less of the Company’s Fully-Diluted Capitalization (as defined in the Dividend Agreement) (a “Minority Position” and any period following conversion of the Note during which the issued Series E Preferred Stock constitutes a Minority Position, the “Minority Period”) or represents more than fifty percent (50%) of the Company’s Fully-Diluted Capitalization (a “Majority Position” and any period following conversion of the Note during which the issued Series E Preferred Stock constitutes a Majority Position, the “Majority Period”).

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Whereas, the obligations in the Note Purchase Agreement and the consummation of the Financing are conditioned upon the execution and delivery of this Agreement.

Whereas, in connection with the consummation of the Financing, the Common Holders and the Investors have agreed to provide for the ongoing compliance by the Company with certain covenants and the future voting of their shares of the Company’s capital stock as set forth below, and the Common Holders, the Investors and the Company desire to amend and restate the Prior Voting Agreement as set forth herein.

Agreement

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Voting.

1.1 Common Holder Shares; Investor Shares.

(a) The Common Holders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Common Holders after the date hereof (hereinafter collectively referred to as the “Common Holder Shares”) subject to the provisions of this Agreement, to vote the Common Holder Shares in accordance with the provisions of this Agreement and, to the extent applicable, to cause the Company to comply with all applicable obligations under this Agreement.

(b) The Investors each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof, including without limitation upon conversion of any shares of Preferred Stock (hereinafter collectively referred to as the “Investor Shares”) subject to the provisions of this Agreement, to vote the Investor Shares in accordance with the provisions of this Agreement and, to the extent applicable, to cause the Company to comply with all applicable obligations under this Agreement.

(c) Upon conversion of the Note, at which time the Note Holder will become the holder of Series E Preferred Stock, the Note Holder, in such capacity, will execute a joinder agreement to this Agreement, at which point the Note Holder will become an Investor and the Series E Preferred Stock will become Investor Shares.

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1.2 Election of Directors. On all matters relating to the election of directors of the Company, the Common Holders and the Investors agree to vote all Common Holder Shares and Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to fix the number of members of the Company’s Board of Directors (the “Board”) at seven (7), and to elect members of the Company’s Board as follows:

(a) At each election of or action by written consent to elect directors in which the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, the Common Holders shall vote all of their respective Common Holder Shares and the Investors shall vote all of their respective Investor Shares and, if any of their Investor Shares are Common Stock, the Investors shall vote all of their respective Common Holder Shares and Investor Shares that are shares of Common Stock so as to elect: (i) during the Pre-Conversion Period and the Minority Period, (x) two (2) individuals designated by the Investors holding a majority of the shares of Series A Preferred Stock then held by Investors, which individuals shall initially be Ranjeet Bhatia and one vacancy (the “Series A Designees”) and (y) two (2) individuals designated by the Holder (if during the Pre-Conversion Period) or Investors holding a majority of the shares of Series E Preferred Stock then held by Investors (if during the Minority Period), which individuals shall initially be Carson Biederman and Joe Kiernan (the “Series E Designees”); and (ii) during the Majority Period, (x) five (5) individuals designated by the Investors holding a majority of the shares of Series E Preferred Stock then held by Investors (the updated “Series E Designees”) and (y) for so long as the holders of Series A Preferred Stock continue to hold no less than fifty percent (50%) of the shares of Series A Preferred Stock they held as of the time of conversion of the Note, two individuals designated by Investors holding a majority of the shares of Series A Preferred Stock then held by Investors (the updated “Series A Designees”). Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a).

(b) At each election of or action by written consent, during the Pre-Conversion Period and the Minority Period, to elect directors in which the holders of Common Stock and the holders of Preferred Stock, voting together as one class, are entitled to elect directors of the Company, the Common Holders shall vote all of their respective Common Holder Shares and the Investors shall vote all of their respective Investor Shares and, if any of their Investor Shares are Common Stock, the Investors shall vote all of their respective Common Holder Shares and Investor Shares that are shares of Common Stock so as to elect: (i) one individual who is then serving as the Company’s Chief Executive Officer, which individual shall initially be Silvia Mazzucchelli (the “CEO Designee”), and (ii) two individuals who shall be independent from each of the Company and the Investors and designated by a majority of, collectively, the Series A Designees, the Series E Designees and the CEO Designee, which individuals shall initially be Amber Tarshis and Margaret Stewart (the “Independent Designees”). Any vote taken to remove any director elected pursuant to this Section 1.2(b), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(b), shall also be subject to the provisions of this Section 1.2(b).

1.3 Changes in Designees. From time to time during the term of this Agreement, (a) with respect to any of the Series A Designees or Series E Designees, Investors sufficient to select such designee, as applicable, pursuant to Section 1.2(a), (b) with respect to the CEO Designee, Common Holders and Investors sufficient to select such designee pursuant to Section 1.2(b) and (c) with respect to the Independent Designees, majority of, collectively, the Series A Designees, the Series E Designees and the CEO Designee, may, in its or their sole discretion:

(a) notify the Company in writing of an intention to remove from the Board such designee; or

(b) notify the Company in writing of an intention to select a new designee for election to the Board seat for which such parties are entitled to designate the designee (whether to replace such designee or to fill a vacancy in such Board seat).

In the event of such an initiation of a removal or selection of a designee under this Section 1.3, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Common Holders and Investors, as applicable, shall vote their Common Holder Shares and Investor Shares, as applicable, in accordance with Section 1.2 above to cause: (y) the removal from the Board of the designee or designees so designated for removal; and (z) the election to the Board of any new designee or designees so designated.

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1.4 No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in designating or voting for such nominee pursuant to this Agreement.

1.5 Charter Amendment / Equity Incentive Plan. It is acknowledged and agreed that, effective as of immediately prior to the conversion of the Note, the Company’s Fifth Amended and Restated Articles of Incorporation will be amended and restated in its entirety in the form of: Exhibit C-1 in the event that the Note conversion results in the holder of Series E Preferred Stock having a Minority Position; or Exhibit C-2 in the event that the Note conversion results in the holder of Series E Preferred Stock having a Majority Position (such applicable form of amendment and restatement, the “Amended Charter”). The Common Holders and Investors agree, at the applicable time, to vote their Common Holder Shares and Investor Shares in favor of adopting the Amended Charter in accordance with the terms hereof. In the event that the conversion of the Note results in a Majority Position, if so requested by the holder of Series E Preferred Stock, the Common Holders and Investors agree, at the applicable time, to vote their Common Holder Shares and Investor Shares in favor of adopting an amendment to the Company’s equity incentive plan to provide for a new available pool of equity issuable under such plan equal to ten percent (10%) of the company’s fully diluted capitalization, which fully-diluted capitalization shall, for the avoidance of doubt, include the equity issued in connection with the conversion of the Note.

1.6 Post-Conversion Minority Period Rights. At all times following conversion of the Note during which there remains a Minority Period, the following covenants (in addition to those contained in Section 1.2(a) above) shall apply:

(a) Not later than thirty (30) days following the end of each fiscal year of the Company, the Company shall prepare and submit to the Series E Designees for their approval, a proposed annual budget and business/operating plan for the Company and its Subsidiaries, in reasonable detail, for the immediately succeeding fiscal year (collectively, the “Proposed Budget and Business Plan”). The Series E Designees shall review the Proposed Budget and Business Plan and either (x) approve the Proposed Budget and Business Plan, (y) request additional information with respect to the Proposed Budget and Business Plan or (z) propose changes to each line item of the Proposed Budget and Business Plan to which it objects. Reasonably promptly following receipt of any request for additional information, the Company shall provide the additional information reasonably requested by the Series E Designees, and thereafter, the Company shall cooperate, in good faith, with the Series E Designees to finalize any disputed line item in the Proposed Budget and Business Plan. If the Series E Designees and the Company cannot agree on a disputed line item, the Series E Designees shall provide a written rationale for its objection (e-mail is sufficient). If the Proposed Budget and Business Plan for any fiscal year is not approved by the Series E Designees in accordance with this Section 1.6(a) within fifteen (15) days after receipt of such, then the Proposed Budget and Business Plan for such fiscal year (including any modifications agreed to by the Company and the Series E Designees in accordance with this Section 1.6(a) shall be deemed the Approved Budget and Business Plan for such fiscal year; provided, however, that subject to the proviso of the second sentence of this Section 6(b), if any line items or other matters (excluding for such purpose, any line items or matters with respect to capital expenditures – other than such expenditures or items: required in connection with emergent or unforeseen circumstances, necessary to maintain the Company’s property in good operating condition, or necessary to comply with contractual commitments or extraordinary items) therein remain in dispute by the Company and the Series E Designees, then until such time as such line items or matters are approved by the Series E Designees, the Company shall be entitled to spend on such disputed line items or matters (excluding for such purpose, any line items or matters with respect to capital expenditures or extraordinary items – other than such expenditures or items required: in connection with emergent or unforeseen circumstances, necessary to maintain the Company’s property in good operating condition, or necessary to comply with contractual commitments or extraordinary items), in the aggregate, a dollar amount equal the greater of (x) one hundred ten percent (110%) and (y) the CPI increase for such year of the Approved Budget and Business Plan for the preceding fiscal year for such line item; provided that the exception for amounts set forth in the Approved Budget and Business Plan shall only apply if the Company’s revenues are at least ninety percent (90%) of the revenue targets set forth in the applicable Approved Budget and Business Plan. Any modifications to any Approved Budget and Business Plan (other than in connection with a Permitted Variance) shall require the approval of the Series E Designees. For purposes of this Agreement, each Proposed Budget and Business Plan for the Company and its Subsidiaries as initially approved in accordance with this Section 6(b) and each such budget as modified in accordance with this Section 6(b) shall be referred to herein as the “Approved Budget and Business Plan.” The Approved Budget and Business Plan shall be suspended at any time in which the Company’s revenues are less than ninety percent (90%) of the revenue targets set forth in such Approved Budget and Business Plan. For purposes of determining whether the Company’s revenues are at least ninety percent (90%) of the revenue targets set forth in the Approved Budget and Business Plan, calculations shall be made as of the last day of the fiscal quarter ended prior to the date of determination.

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(b) For purposes of clause (a) above, the term “Permitted Variance” shall mean, with respect to any fiscal year of the Company, an expenditure made outside of the annual Approved Budget and Business Plan (as defined below) for such fiscal year, that, in each case, is authorized by the Board of Directors of the Company and either (i) arises as a result of emergent and unforeseen circumstances in which the Board of Directors of the Company, in its reasonable and good faith discretion, determines that such expenditure is necessary in order to prevent an adverse effect on the Company or any of its Subsidiaries and to which the Series E Designees have expressly consented in advance (such consent not to be unreasonably withheld, conditioned or delayed), provided that if the Series E Designees have not responded to the Board of Manager’s written request (e-mail is sufficient) for consent to any such expenditure (which request shall include in capital letters the emergent nature thereof) within forty-eight (48) hours after receipt thereof, the Series E Designees shall be deemed to have consented to such expenditure; or (ii) constitutes a variance of less than twenty percent (20%) of any line item or ten percent (10%) in the aggregate in the case of the total capital budget or total operating budget for such period.

1.7 Legend.

(a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed on certificates representing the Common Holder Shares and the Investor Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Common Holder Shares or Investor Shares theretofore represented by a certificate carrying the Legend. If at any time or from time to time any Common Holder or Investor holds any certificate representing shares of the Company’s capital stock not bearing the Legend, such Common Holder or Investor agrees to deliver such certificate to the Company promptly to have such Legend placed on such certificate.

1.8 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Common Holder Shares or Investor Shares. The Company shall not permit the transfer of any of the Common Holder Shares or Investor Shares on its books or issue a new certificate representing any of the Common Holder Shares or Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement as a Common Holder or Investor, as applicable, and agrees to be bound by all the provisions hereof applicable to a Common Holder or Investor, as applicable.

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1.9 Irrevocable Proxy. To secure the Common Holder’s and the Investor’s obligations to vote the Common Holder Shares and the Investor Shares in accordance with this Agreement, each Common Holder and each Investor hereby appoints the Chairman of the Board of Directors, if any, or the Chief Executive Officer of the Company, or either of them from time to time, or their designees, as such Common Holder’s or Investor’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Common Holder’s Common Holder Shares or such Investor’s Investor Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Common Holder or Investor if, and only if, such Common Holder or Investor fails to vote all of such Common Holder’s Common Holder Shares or such Investor’s Investor Shares or execute such other instruments in accordance with the provisions of this Agreement within 5 days of the Company’s or any other party’s written request for such Common Holder’s or Investor’s written consent or signature. The proxy and power granted by each Common Holder and Investor pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Investor Shares or Common Holder Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Investor Shares or Common Holder Shares.

1.10 Drag-Along. If (a) any person or entity makes a bona fide offer to acquire all or substantially all of the stock, assets or business of the Company, by merger, sale of assets or otherwise, (b) such transaction is approved by the Board and (c) Investors holding shares representing at least a majority of the voting power of the Preferred Stock consent in writing to such transaction (including by means of a proxy or stockholder consent voting in favor of such transaction), then each Common Holder and each Investor shall be obligated to (i) vote all of his, her or its Common Holder Shares and Investor Shares, and any other capital stock of the Company held by them, in favor of such transaction, to the extent any such vote is required for the consummation of such transaction, (ii) if applicable, sell, transfer or exchange all of his, her or its shares of capital stock of the Company in connection with such transaction on the terms consented to by the Board and the holders of a majority of the Preferred Stock, and (iii) execute and deliver such instruments of sale, transfer and exchange and take such other action, including executing any purchase agreement, merger agreement, escrow agreement or related documents, as may be reasonably required by the Company in order to carry out the terms and provisions of this Section 1.8. At the closing of such transaction, each Common Stockholder and Investor shall deliver, against receipt of the consideration payable in such transaction, certificates representing the shares of capital stock of the Company which such party holds of record or beneficially, with all endorsements necessary for transfer. In the event that any Common Holder or Investor fails or refuses to comply with the provisions of this Section 1.8, the Company, the Investors, the Common Holders and the purchaser in such transaction, at their option, may elect to proceed with such transaction notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such Investor or Common Holder, the rights of any such Investor or Common Holder with respect to the shares of capital stock of the Company held by such Investor or Common Holder shall cease.

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2.	Termination.

2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) the date of the closing of a Qualified IPO (as defined below); or

(b) immediately prior to the effective time of an Acquisition or Asset Transfer, each as defined in the Company’s Fifth Amended and Restated Articles of Incorporation.

For purposes of this Agreement, the term “Qualified IPO” means a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company for the account of the Company in which (i) the per share price is at least $4.50 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the net cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $25,000,000.00.

3.	Miscellaneous.

3.1 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to its heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or its heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as such laws are applied to agreements among California residents entered into and performed entirely within the State of California.

3.3 Amendment or Waiver. This Agreement may be amended or modified (or any provision of this Agreement waived) upon the written consent of (a) Investors holding a majority of the Investor Shares then held by the Investors, (b) Common Holders holding a majority of the Common Holder Shares then held by Common Holders, and (c) solely to the extent that the proposed amendment, modification or waiver would adversely affect the Company with respect to its rights or obligations hereunder, the Company. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party. Notwithstanding the foregoing, Exhibits A and B of this Agreement may be amended to add holders of additional shares of Common Stock as “Common Holders” and holders of additional shares of Series B Stock as “Investors” hereunder by an instrument in writing signed by the Company and such holders.

3.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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3.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

3.6 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Common Holder Shares or Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Common Holder Shares or Investor Shares, as the case may be, for purposes of this Agreement.

3.7 Additional Investors. Notwithstanding anything to the contrary contain in this Agreement, if the Company shall issue additional shares of Preferred Stock, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” and a party hereunder.

3.8 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

3.9 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.11 Attorney’s Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

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3.12 Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be sent to the Company at the address as set forth on the signature page hereof (with a copy to Clifford S. Robbins, Esq., GCA Law Partners LLP, 2570 W. El Camino Real, Suite 510, Mountain View, California 94040, facsimile: (650) 428-3901), to a Common Holder at the address set forth on Exhibit A hereto, to an Investor at the address set forth on Exhibit B hereto, or at such other address or electronic mail address as any party may designate by two days advance written notice to the other parties hereto.

3.13 Entire Agreement. This Agreement and the Exhibits hereto, along with the Transaction Documents, as defined in the Note Purchase Agreement, and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the Transaction Documents (as defined in the Note Purchase Agreement). The Company, the Common Holders and the Investors who are parties to the Prior Voting Agreement agree that the Prior Voting Agreement is hereby amended and restated and shall be superseded and replaced in its entirety by this Agreement and that the Prior Voting Agreement shall be of no further force or effect

3.14 Not a Voting Trust. This Agreement is not a voting trust governed by Section 706(b) of the California Corporations Code.

3.15 Expenses of Directors. This Company shall pay or promptly reimburse all of the reasonable out-of-pocket expenses of all directors in accordance with the Company’s existing employee travel policy in attending meetings of the Board and committees thereof.

3.16 Further Actions. If and whenever any Common Holder Shares are sold, the Common Holders or the personal representative of the Common Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Common Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement. If and whenever any Investor Shares are sold, the Investors or the personal representative of the Investors shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Investor Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

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In Witness Whereof, the parties hereto have executed this Second Amended and Restated Voting Agreement as of the date first above written.

COMPANY:

COYUCHI, INC.

By:	/s/ Silvia Mazzucchelli
Name:	Silvia Mazzucchelli
Title:	Chief Executive Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

In Witness Whereof, the parties hereto have executed this Second Amended and Restated Voting Agreement as of the date first above written.

NOTE HOLDER:

HOME DECOR BRANDS, LLC

By:	/s/ Carson Biederman
Name:	Carson Biederman
Title:	President

[SIGNATURE PAGE TO VOTING AGREEMENT]

In Witness Whereof, the parties hereto have executed this Second Amended and Restated Voting Agreement as of the date first above written.

COMMON HOLDERS:

Saffron Hill Ventures 2 LP

By:	/s/ Ranjeet Bhatia
Name:	Ranjeet Bhatia
Title:	General Partner

Saffron Hill Investors Guernsey Ltd.

By:	/s/ Ranjeet Bhatia
Name:	Ranjeet Bhatia
Title:	General Partner

/s/ Ranjeet Bhatia
Ranjeet Bhatia

[SIGNATURE PAGE TO VOTING AGREEMENT]

In Witness Whereof, the parties hereto have executed this Second Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

Saffron Hill Ventures 2 LP

By:	/s/ Ranjeet Bhatia
Name:	Ranjeet Bhatia
Title:	General Partner

Saffron Hill Ventures 3 LP

By:	/s/ Ranjeet Bhatia
Name:	Ranjeet Bhatia
Title:	General Partner

/s/ Ranjeet Bhatia
Ranjeet Bhatia

Jessica Smith

Kevin R. Brine

[SIGNATURE PAGE TO VOTING AGREEMENT]

In Witness Whereof, the parties hereto have executed this Second Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

Saffron Hill Ventures 2 LP

By:
Name:	Ranjeet Bhatia
Title:	General Partner

Saffron Hill Ventures 3 LP

By:
Name:	Ranjeet Bhatia
Title:

Ranjeet Bhatia

/s/ Jessica Smith
Jessica Smith

Kevin R. Brine

[SIGNATURE PAGE TO VOTING AGREEMENT]

In Witness Whereof, the parties hereto have executed this Second Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

Saffron Hill Ventures 2 LP

By:
Name:	Ranjeet Bhatia
Title:	General Partner

Saffron Hill Ventures 3 LP

By:
Name:	Ranjeet Bhatia
Title:

Ranjeet Bhatia

Jessica Smith

/s/ Kevin R. Brine
Kevin R. Brine

[SIGNATURE PAGE TO VOTING AGREEMENT]

All holders of Series C Preferred Stock
On behalf of all of the holders of the Series C Preferred Stock of the Company pursuant to proxy duly given:

By:	/s/ Silvia Mazzucchelli
Name:	Silvia Mazzucchelli
Title:	Chief Executive Officer of Coyuchi, Inc.

By:
Name:	Victoria Grahan
Title:	President of Coyuchi, Inc.

Silvia Irene Livia Mazzucchelli Living Trust, 11/18

By:	/s/ Silvia Mazzucchelli
Name:	Silvia Mazzucchelli
Title:	Trustee

[SIGNATURE PAGE TO VOTING AGREEMENT]

All holders of Series C Preferred Stock
On behalf of all of the holders of the Series C Preferred Stock of the Company pursuant to proxy duly given:

By:
Name:	Silvia Mazzucchelli
Title:	Chief Executive Officer of Coyuchi, Inc.

By:	/s/ Victoria Grahan
Name:	Victoria Grahan
Title:	President of Coyuchi, Inc.

Silvia Irene Livia Mazzucchelli Living Trust, 11/18

By:
Name:
Title:	Trustee

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A

COMMON HOLDERS

Name and Address	Shares of Common Stock

Saffron Hill Ventures 2 Limited Partnership	11,499,579
Attn: Ranjeet Bhatia
Third Floor, 24 Chiswell Street
London EC1Y 4YX, England

SAFFRON HILL INVESTORS GUERNSEY LTD.	133,520
P.O Box 466, Bordeaux Court
Les Echelons, St. Peter Port
Guernsey, GY1 6AW, UK
c/o Ranjeet Bhatia
Tel No.: +44 7798 574 719
Email: rbhatia@saffronhill.com

ARTEMIS IV LLC	53,441
Attn: Kevin R. Brine
50 Hill Street, No. 243
Southampton, NY 11968

COEN WEDDEPOHL	3,277
120 Argule Road
London W13 8EL, UK
Skype: cweddepohl
cweddepohl1@mac.com

DMITRI SIEGEL	82,305
712 Cuyama Rd
Ojai, CA 93023

EILEEN MOCKUS	584,500
1032 Wilmington Way
Emerald Hills, CA 94062

KARYN BARSA	71,500
203 SW Kingston Avenue
Portland, OR 97205
kbarsa1@yahoo.com

MARC BAER	271,111
Winkelwiese 6, CH 8001
Zurich, Switzerland
Email: mbaer@cyberlink.ch

MARCUS CHUNG	13,900
255 Berry Street, #102
San Francisco, CA 94158

MARK WERLING	15,000
629 Dolphin Drive
Danville, CA 94526

NEIL MCARTHUR	19,354
Rose Cottage
Dam Head Lane, Glazebrook
Warrington, WA3 6LF, UK

RANJEET BHATIA	3,414
705 Barclay St.
Ann Arbor, MI 48125

ST. HELEN’S PRIVATE (INVESTMENTS) LIMITED	6,532
15 St. Helen’s Place, 3rd Floor
London, EC3A 6DE UK
Attn: Mark Warde Norbury or Hamish Williams
PA to Stanley Fink, CEO
Tel No.: +44(0) 207 628 5582
Fax No.: +44(0) 796 702 4084
Email: Hamish.williams@sthelsprivateequity.co.uk

STANLEY FINK	26,219
ISAM Funds
Lexicon House
17 Old Court Place
London, W8 4PL, UK
Attn: Mary Rose Williams
PA to Stanley Fink
Tel No.: +44 (0) 20 7938 8951
Fax No.: +44 (0) 20 7938 8952
Email: maryrosewilliams@isamfunds.com

TOMAS & VICTORIA MCDOWELL CHARITABLE REMAINDER UNITRUST	12,864
100 Clock Tower Place, Suite 120
Carmel, CA 93923
c/o Dunlap. Steinbruner & Lubow, CPAS

Exhibit B

INVESTORS

NAME AND ADDRESS	SHARES OF SERIES A PREFERRED STOCK

SAFFRON HILL VENTURES 2 LIMITED PARTNERSHIP	506,923
Third Floor, 24 Chiswell Street
London EC1Y 4YX, UK
c/o Ranjeet Bhatia
Tel No.: +44 7798 574 719
Email: rbhatia@saffronhill.com

MARC BAER	5,866
Winkelwiese 6, CH 8001
Zurich, Switzerland

NAME AND ADDRESS	SHARES OF SERIES B PREFERRED STOCK

MARC BAER	133,117
Winkelwiese 6, CH 8001
Zurich, Switzerland

SAFFRON HILL VENTURES 2 LIMITED PARTNERSHIP	5,903,805
Third Floor, 24 Chiswell Street
London EC1Y 4YX, UK
c/o Ranjeet Bhatia
Tel No.: +44 7798 574 719
Email: rbhatia@saffronhill.com

NAME AND ADDRESS	SHARES OF SERIES C PREFERRED STOCK

KEVIN R. BRINE	834,877.00
1187 Coast Village Rd, Unit 636
Montecito, CA93108
krbrine@gmail.com

JESSICA SMITH	834,877.00
1187 Coast Village Rd, Unit 636
Montecito, CA93108
jsmithbrine@gmail.com

SAFFRON HILL VENTURES 2 LP	3,935,536.00
C/O Ranjeet Bhatia, Saffron Hill Venture
3rd Fl, 24 Chiswell St
London
rbhatia@saffronhill.com

HOLDERS OF LESS THAN 100,000 SHARES OF SERIES C, REPRESENTED BY PROXY	615,621.04

NAME AND ADDRESS	SHARES OF SERIES D PREFERRED STOCK

SAFFRON HILL VENTURES 3 LIMITED PARTNERSHIP	6,045,371
c/o Ranjeet Bhatia
Third Fl, 24 Chiswell Street
London EC1Y 4YX, UK
Tel No.: +44 7798 574 719
Email: rbhatia@saffronhill.com

AMBER TARSHIS	108,696
9663 Santa Monica Boulevard, Ste. 1104
Beverly Hills, CA 90210
ambertarshis@gmail.com

BONNIE BRODERSEN	21,740
635 Wrights Creek Dr.
Ashland, OR 97520
robbins@mind.net

CLIFFORD S. ROBBINS	21,740
163 Barroilhet Ave.
San Mateo, CA 94401
crobbins@gcalaw.com

KEVIN R. BRINE	217,392
1187 Coast Village Rd, No 636
Montecito, CA 93108
krbrine@gmail.com

MARC BAER	130,435
Winkelwiese 6, CH 8001
Zurich, Switzerland
marc@baerfamily.ch

MARGARET G. AND DAVID W. STEWART	586,957
1033 Montgomery Road
Pownal, VT 05261
margaretgstewart@gmail.com
thegreatstewdini@gmail.com

NEIL KEE	21,740
7462 Schuyler Ct.
Rancho Cucamonga, CA 91730
nkee@coyuchi.com

RANJEET BHATIA	217,392
705 Barclay St.
Ann Arbor, MI 48125
rbhatia@saffronhill.com

SILVIA IRENE LIVIA MAZZUCCHELLI LIVING TRUST, 11/18	217,392
2391 Achilles Drive
Los Angeles, CA 90046
smazzucc@gmail.com

Exhibit C-1

Charter Amendment – Minority Position

[To be inserted]

[Minority Position – Final Form]

SIXTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COYUCHI, INC.

The undersigned, Victoria Williams Grahan and Ranjeet Bhatia, hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Coyuchi, Inc., a California corporation with California Entity Number 1521269.

2. The Amended and Restated Articles of Incorporation of this corporation shall be further amended and restated to read in full as follows:

I.

The name of this corporation is Coyuchi, Inc. (the “Company”).

II.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

Intentionally Omitted.

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is [100,300,000] shares, [56,600,000] shares of which shall be Common Stock (the “Common Stock”) and [43,700,000] shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.00001 per share, and the Common Stock shall have a par value of $0.00001 per share.

B. Intentionally Omitted.

C. 1,100,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”), 16,000,000 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”), 18,600,000 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred”), 8,000,000 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”) and [                            ] of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred” and collectively with the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred, the “Series Preferred”).

D. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1.	Dividend Rights.

(a) The holders of shares of Series Preferred shall be entitled to receive dividends, out of any assets legally available therefor, at a rate equal to 4% of the applicable Original Issue Price (as defined below), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company) on the Common Stock of the Company, payable when, as and if declared by the Board of Directors. In the event that the amount of dividends declared by the Board of Directors shall be insufficient to permit payment of the full dividends, such dividends will be paid ratably to each holder of Series Preferred in proportion to the dividend amounts to which each holder of Series Preferred is entitled as provided herein. In the event dividends or other distributions are paid on any shares of Common Stock, a similar dividend or distribution shall be paid with respect to all outstanding shares of Series Preferred (on an as-if-converted to Common Stock basis). The right to dividends on shares of the Common Stock and Series Preferred shall not be cumulative, and no right shall accrue to holders of the Common Stock or Series Preferred by reason of the fact that dividends on said shares are not declared in any prior period.

(b) The “Original Issue Price” of the Series A Preferred shall be $1.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series B Preferred shall be $0.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series C Preferred shall be $3.60 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series D Preferred shall be $0.46 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series E Preferred shall be [$_______] per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof)

2.	Voting Rights.

(a) General Rights. Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred could be converted (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for each stockholders’ meeting or the effective date of each written consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

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(b) Separate Vote of Series A Preferred. For so long as at least 435,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series A Preferred (a “Series A Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series A Preferred shall not be deemed a Series A Preferred Adverse Change;

(ii) Any increase or decrease in the authorized number of shares of Preferred Stock;

(iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series A Preferred;

(iv) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof);

(v) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 3);

(vi) Any voluntary dissolution, liquidation or winding up of the Company; or

(vii) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

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(c) Separate Vote of Series B Preferred. For so long as at least 1,000,000 shares of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series B Preferred (a “Series B Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series B Preferred shall not be deemed a Series B Preferred Adverse Change;

(ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series B Preferred;

(iii) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof); or

(iv) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

(d) Separate Vote of Series E Preferred. For so long as at least [______________] shares of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series E Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series E Preferred (a “Series E Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series E Preferred shall not be deemed a Series E Preferred Adverse Change;

4

(ii) Any increase or decrease in the authorized number of shares of Preferred Stock;

(iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series E Preferred;

(iv) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof);

(v) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition;

(vi) Any voluntary dissolution, liquidation or winding up of the Company; or

(vii) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

(e) Election of Board of Directors.

(i) For so long as at least 435,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of Series A Preferred, voting as a separate class, shall be entitled to elect 2 members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(ii) For so long as at least [___________] shares of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of Series E Preferred, voting as a separate class, shall be entitled to elect two members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(iii) The holders of Common Stock and Preferred Stock other than Series A Preferred and Series E Preferred, voting together as one class, shall be entitled to elect the remaining members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

5

3.	Liquidation Rights.

(a) Upon (i) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, (ii) a merger, consolidation or sale of voting control or other corporate reorganization in which the stockholders of the Company immediately prior to such transaction do not own securities representing a majority of the voting power of the surviving entity or its parent immediately following such transaction, but excluding (x) any transaction effected exclusively to change the domicile of the Company, or (y) any transaction effected principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof (an “Acquisition”), or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company (an “Asset Transfer”) (items (i), (ii) and (iii), each a “Liquidation Event”), prior and in preference to any distribution or payment shall be made to the holders of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Common Stock or any other capital stock of the Company, the holders of Series E Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series E Preferred held by them, an amount per share of Series E Preferred equal to the greater of (1) the Original Issue Price of such Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series E Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series E Preferred of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series E Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred required by Section 3(a) above, but prior and in preference to any distribution or payment shall be made to the holders of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Common Stock or any other capital stock of the Company, the holders of Series D Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series D Preferred held by them, an amount per share of Series D Preferred equal to the greater of (1) the Original Issue Price of such Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series D Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series D Preferred of the liquidation preference set forth in this Section 3(b), then such assets (or consideration) shall be distributed among the holders of Series D Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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(c) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred required by Section 3(a) above and to the holders of shares of Series D Preferred required by Section 3(b) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Series A Preferred, Series B Preferred, Common Stock or any other capital stock of the Company, the holders of Series C Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series C Preferred held by them, an amount per share of Series C Preferred equal to the greater of (1) the Original Issue Price of such Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series C Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series C Preferred of the liquidation preference set forth in this Section 3(c), then such assets (or consideration) shall be distributed among the holders of Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(d) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred, Series D Preferred and Series C Preferred required by Section 3(a), Section 3(b) and Section 3(c) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Series A Preferred, Common Stock or any other capital stock of the Company, the holders of Series B Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series B Preferred held by them, an amount per share of Series B Preferred equal to the greater of (1) the Original Issue Price of such Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series B Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series B Preferred of the liquidation preference set forth in this Section 3(d), then such assets (or consideration) shall be distributed among the holders of Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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(e) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred required by Section 3(a), Section 3(b), Section 3(c) and Section 3(d) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Common Stock or any other capital stock of the Company, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series A Preferred held by them, an amount per share of Series A Preferred equal to the greater of (1) the Original Issue Price of such Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series A Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 3(e), then such assets (or consideration) shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(f) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series Preferred required by Sections 3(a), 3(b), 3(c), 3(d) and 3(e) above, the assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its stockholders in such transaction), if any, shall be distributed ratably to the holders of the Common Stock.

(g) In any Acquisition or Asset Transfer, (i) if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors on the date such determination is made and (ii) any payments or proceeds that could be made or distributed following the closing of any Acquisition or Asset Transfer as the result of termination or expiration of an escrow or operation of an earn-out or similar arrangement or termination of dissenter’s or appraisal rights, shall be treated for the purposes of this Section 3 as if paid at the closing of such Acquisition or Asset Transfer.

4.	Conversion Rights.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect for such series of Series Preferred (determined as provided in Section 4(b)) by the number of shares of such series of Series Preferred being converted.

8

(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of any series of the Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of such series of Series Preferred by the “Series Preferred Conversion Price,” calculated as provided in Section 4(c).

(c) Series Preferred Conversion Price. The conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred (the “Series A Preferred Conversion Price”), the conversion price for the Series B Preferred shall initially be the Original Issue Price of the Series B Preferred (the “Series B Preferred Conversion Price”), the conversion price for the Series C Preferred shall initially be the Original Issue Price of the Series C Preferred (the “Series C Preferred Conversion Price”), the conversion price for the Series D Preferred shall initially be the Original Issue Price of the Series D Preferred (the “Series D Preferred Conversion Price”) and the conversion price for the Series E Preferred shall initially be the Original Issue Price of the Series E Preferred (the “Series E Preferred Conversion Price” and collectively with the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price and the Series D Preferred Conversion Price, the “Series Preferred Conversion Price”). Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price herein shall mean the Series Preferred Conversion Price as so adjusted.

(d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value as determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value as determined by the Board of Directors as of the date of such conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date that the first share of Series C Preferred is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of any series of Series Preferred, the Series Preferred Conversion Price of each such series of Series Preferred in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of any series of Series Preferred, the Series Preferred Conversion Price of each such series of Series Preferred in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(f) Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of any series of Series Preferred, the Series Preferred Conversion Price then in effect for any such series of Series Preferred shall be decreased as of the time of such issuance, as provided below:

(i) The Series Preferred Conversion Price shall be adjusted by multiplying the Series Preferred Conversion Price then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3 or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the applicable Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

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(h) Sale of Shares Below Series Preferred Conversion Price.

(i) If at any time or from time to time after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Section 4(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4(e), 4(f) or 4(g) above, for an Effective Price (as defined below) less than any then effective Series Preferred Conversion Price (a “Qualifying Dilutive Issuance”), then and in each such case, such existing Series Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Series Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to: (1) the numerator of which shall be (x) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (y) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series Preferred Conversion Price, and (2) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii) No adjustment shall be made to any Series Preferred Conversion Price in an amount less than one cent per share. Any adjustment required by this Section 4(h) shall be rounded to the nearest $0.01 per share. Any adjustment otherwise required by this Section 4(h) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to such Series Preferred Conversion Price.

(iii) For the purpose of making any adjustment required under this Section 4(h), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

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(iv) For the purpose of the adjustment required under this Section 4(h), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than any Series Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price (as defined below) shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

(D) No further adjustment of any Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

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(v) For the purpose of making any adjustment to any Series Preferred Conversion Price required under this Section 4(h), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(A) shares of Common Stock issued upon conversion of the Series Preferred or as a dividend or distribution on the Series Preferred;

(B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(C) shares of Common Stock issued pursuant to the exercise or conversion of options, warrants or other Convertible Securities outstanding as of the Original Issue Date;

(D) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, purchase of substantially all of the assets, consolidation, acquisition, strategic alliance or similar business combination transaction; provided that the issuance of shares therein has been approved by the Board of Directors;

(E) shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, credit agreements, real property leasing arrangement, or debt financing from a bank, equipment lessor, landlord or similar institution; provided that the issuance of shares therein has been approved by the Board of Directors;

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(F) shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; provided that the issuance of shares therein has been approved by the Board of Directors;

(G) shares of Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing, customer, vendor or distribution arrangements or (ii) collaboration, technology transfer or development arrangements, including technology licenses; provided that the issuance of shares therein has been approved by the Board of Directors;

(H) shares of Common Stock issued in a registered public offering under the Securities Act, pursuant to which all outstanding shares of Series Preferred are automatically converted to Common Stock;

(I) shares of Series E Preferred; and

(J) shares of Common Stock or Convertible Securities issued in connection with any transaction or issuance approved unanimously by the Board of Directors, such approving vote or consent specifically providing that such shares shall not be considered Additional Shares of Common Stock hereunder.

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(h), into the Aggregate Consideration received, or deemed to have been received by the Company for such issuance under this Section 4(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the applicable Series Preferred Conversion Price shall be reduced to the Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

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(i) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred. Failure to provide such notice shall have no effect on any such adjustment.

(j) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least 10 days (or such shorter period approved by the holders of at least a majority of the outstanding Series Preferred) prior to the record date for any event specified in clause (i) above, or the effective date for any event specified in clause (ii) above, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(k) Automatic Conversion.

(i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series Preferred Conversion Price, (A) at any time with the approval, by affirmative vote or written consent, of the holders of not less than a majority of the outstanding shares of the Series Preferred voting together as a single class, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $3.60 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $25,000,000.00, or (C) immediately upon the Common Stock becoming listed for trading on a U.S. registered national securities exchange, including but not limited to The Nasdaq Capital Market. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

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(ii) Upon the occurrence of any of the events specified in Section 4(k)(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(l) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board of Directors) on the date of conversion.

(m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n) Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) 1 day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

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5.	No Reissuance Of Series Preferred.

No shares or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

V.

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. The Company is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Company and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

* * *

3. The foregoing amendment and restatement was duly approved by the Board of Directors of the corporation.

4. The foregoing amendment and restatement was duly approved by the required vote of the shareholders of this corporation in accordance with Sections 603 and 903 of the CGCL. The total number of outstanding shares of this corporation entitled to vote with respect to the foregoing Amended and Restated Articles of Incorporation was 12,282,616 shares of Common Stock, 512,789 shares of Series A Preferred, 6,036,922 shares of Series B Preferred and 6,220,911 shares of Series C Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the total number of outstanding shares of Common Stock, a majority of the total number of outstanding Series A Preferred, a majority of the total number of outstanding Series B Preferred, a majority of the total number of outstanding Series C Preferred and a majority of the total number of outstanding shares of Series D Preferred Stock.

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The undersigned certifies under penalty of perjury under the laws of the State of California that they have read the foregoing Sixth Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

Dated: [___________ ___, 202_]

Victoria Williams Grahan, President

Ranjeet Bhatia, Secretary

Exhibit C-2

Charter Amendment – Majority Position

[To be inserted]

[Majority Position – Final Form]

SIXTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COYUCHI, INC.

The undersigned, Victoria Williams Grahan and Ranjeet Bhatia, hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Coyuchi, Inc., a California corporation with California Entity Number 1521269.

2. The Amended and Restated Articles of Incorporation of this corporation shall be further amended and restated to read in full as follows:

I.

The name of this corporation is Coyuchi, Inc. (the “Company”).

II.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

Intentionally Omitted.

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is [100,300,000] shares, [56,600,000] shares of which shall be Common Stock (the “Common Stock”) and [43,700,000] shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.00001 per share, and the Common Stock shall have a par value of $0.00001 per share.

B. Intentionally Omitted.

C. 1,100,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”), 16,000,000 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”), 18,600,000 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred”), 8,000,000 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”) and [______________] of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred” and collectively with the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred, the “Series Preferred”).

D. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1.	Dividend Rights.

(a) The holders of shares of Series Preferred shall be entitled to receive dividends, out of any assets legally available therefor, at a rate equal to 4% of the applicable Original Issue Price (as defined below), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company) on the Common Stock of the Company, payable when, as and if declared by the Board of Directors. In the event that the amount of dividends declared by the Board of Directors shall be insufficient to permit payment of the full dividends, such dividends will be paid ratably to each holder of Series Preferred in proportion to the dividend amounts to which each holder of Series Preferred is entitled as provided herein. In the event dividends or other distributions are paid on any shares of Common Stock, a similar dividend or distribution shall be paid with respect to all outstanding shares of Series Preferred (on an as-if-converted to Common Stock basis). The right to dividends on shares of the Common Stock and Series Preferred shall not be cumulative, and no right shall accrue to holders of the Common Stock or Series Preferred by reason of the fact that dividends on said shares are not declared in any prior period.

(b) The “Original Issue Price” of the Series A Preferred shall be $1.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series B Preferred shall be $0.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series C Preferred shall be $3.60 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series D Preferred shall be $0.46 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series E Preferred shall be [$____] per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof)

2.	Voting Rights.

(a) General Rights. Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred could be converted (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for each stockholders’ meeting or the effective date of each written consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

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(b) Separate Vote of Series A Preferred. For so long as at least 435,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series A Preferred (a “Series A Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series A Preferred shall not be deemed a Series A Preferred Adverse Change;

(ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges that are both (x) senior to or on a parity with the Series A Preferred but (y) not senior to or on a parity with the Series E Preferred;

(iii) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof); or

(iv) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

(c) Separate Vote of Series B Preferred. For so long as at least 1,000,000 shares of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series B Preferred (a “Series B Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series B Preferred shall not be deemed a Series B Preferred Adverse Change;

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(ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges that are both (x) senior to or on a parity with the Series B Preferred but (y) not senior to or on a parity with the Series E Preferred;

(iii) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof); or

(iv) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

(d) Separate Vote of Series E Preferred. For so long as at least [_____________] shares of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series E Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series E Preferred (a “Series E Preferred Adverse Change”); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series E Preferred shall not be deemed a Series E Preferred Adverse Change;

(ii) Any increase or decrease in the authorized number of shares of Preferred Stock;

(iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series E Preferred;

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(iv) Other than as approved by the Board of Directors, any redemption, repurchase or payment of dividends (other than dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof);

(v) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition;

(vi) Any voluntary dissolution, liquidation or winding up of the Company; or

(vii) Any increase or decrease in the authorized number of members of the Board of Directors other than as approved by the Board of Directors.

(e) Election of Board of Directors.

(i) For so long as at least 435,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of Series A Preferred, voting as a separate class, shall be entitled to elect 2 members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(ii) For so long as at least [______________] shares of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of Series E Preferred, voting as a separate class, shall be entitled to elect five members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(iii) The holders of Common Stock and Preferred Stock other than Series A Preferred and Series E Preferred, voting together as one class, shall be entitled to elect the remaining members of the Board of Directors by vote at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

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3.	Liquidation Rights.

(a) Upon (i) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, (ii) a merger, consolidation or sale of voting control or other corporate reorganization in which the stockholders of the Company immediately prior to such transaction do not own securities representing a majority of the voting power of the surviving entity or its parent immediately following such transaction, but excluding (x) any transaction effected exclusively to change the domicile of the Company, or (y) any transaction effected principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof (an “Acquisition”), or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company (an “Asset Transfer”) (items (i), (ii) and (iii), each a “Liquidation Event”), prior and in preference to any distribution or payment shall be made to the holders of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Common Stock or any other capital stock of the Company, the holders of Series E Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series E Preferred held by them, an amount per share of Series E Preferred equal to the greater of (1) the Original Issue Price of such Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series E Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series E Preferred of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series E Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred required by Section 3(a) above, but prior and in preference to any distribution or payment shall be made to the holders of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Common Stock or any other capital stock of the Company, the holders of Series D Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series D Preferred held by them, an amount per share of Series D Preferred equal to the greater of (1) the Original Issue Price of such Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series D Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series D Preferred of the liquidation preference set forth in this Section 3(b), then such assets (or consideration) shall be distributed among the holders of Series D Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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(c) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred required by Section 3(a) above and to the holders of shares of Series D Preferred required by Section 3(b) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Series A Preferred, Series B Preferred, Common Stock or any other capital stock of the Company, the holders of Series C Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series C Preferred held by them, an amount per share of Series C Preferred equal to the greater of (1) the Original Issue Price of such Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series C Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series C Preferred of the liquidation preference set forth in this Section 3(c), then such assets (or consideration) shall be distributed among the holders of Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(d) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred, Series D Preferred and Series C Preferred required by Section 3(a), Section 3(b) and Section 3(c) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Series A Preferred, Common Stock or any other capital stock of the Company, the holders of Series B Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series B Preferred held by them, an amount per share of Series B Preferred equal to the greater of (1) the Original Issue Price of such Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series B Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series B Preferred of the liquidation preference set forth in this Section 3(d), then such assets (or consideration) shall be distributed among the holders of Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(e) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series E Preferred, Series D Preferred, Series C Preferred and Series B Preferred required by Section 3(a), Section 3(b), Section 3(c) and Section 3(d) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Common Stock or any other capital stock of the Company, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series A Preferred held by them, an amount per share of Series A Preferred equal to the greater of (1) the Original Issue Price of such Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) plus any declared but unpaid dividends or (2) the amount that would be distributable with respect to such share had such share of Series A Preferred been converted to Common Stock at the applicable Series Preferred Conversion Rate in effect immediately prior to such Liquidation Event. If, upon any Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 3(e), then such assets (or consideration) shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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(f) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series Preferred required by Sections 3(a), 3(b), 3(c), 3(d) and 3(e) above, the assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its stockholders in such transaction), if any, shall be distributed ratably to the holders of the Common Stock.

(g) In any Acquisition or Asset Transfer, (i) if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors on the date such determination is made and (ii) any payments or proceeds that could be made or distributed following the closing of any Acquisition or Asset Transfer as the result of termination or expiration of an escrow or operation of an earn-out or similar arrangement or termination of dissenter’s or appraisal rights, shall be treated for the purposes of this Section 3 as if paid at the closing of such Acquisition or Asset Transfer.

4.	Conversion Rights.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect for such series of Series Preferred (determined as provided in Section 4(b)) by the number of shares of such series of Series Preferred being converted.

(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of any series of the Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of such series of Series Preferred by the “Series Preferred Conversion Price,” calculated as provided in Section 4(c).

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(c) Series Preferred Conversion Price. The conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred (the “Series A Preferred Conversion Price”), the conversion price for the Series B Preferred shall initially be the Original Issue Price of the Series B Preferred (the “Series B Preferred Conversion Price”), the conversion price for the Series C Preferred shall initially be the Original Issue Price of the Series C Preferred (the “Series C Preferred Conversion Price”), the conversion price for the Series D Preferred shall initially be the Original Issue Price of the Series D Preferred (the “Series D Preferred Conversion Price”) and the conversion price for the Series E Preferred shall initially be the Original Issue Price of the Series E Preferred (the “Series E Preferred Conversion Price” and collectively with the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price and the Series D Preferred Conversion Price, the “Series Preferred Conversion Price”). Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price herein shall mean the Series Preferred Conversion Price as so adjusted.

(d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value as determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value as determined by the Board of Directors as of the date of such conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date that the first share of Series C Preferred is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of any series of Series Preferred, the Series Preferred Conversion Price of each such series of Series Preferred in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of any series of Series Preferred, the Series Preferred Conversion Price of each such series of Series Preferred in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(f) Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of any series of Series Preferred, the Series Preferred Conversion Price then in effect for any such series of Series Preferred shall be decreased as of the time of such issuance, as provided below:

(i) The Series Preferred Conversion Price shall be adjusted by multiplying the Series Preferred Conversion Price then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3 or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the applicable Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

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(h) Sale of Shares Below Series Preferred Conversion Price.

(i) If at any time or from time to time after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Section 4(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4(e), 4(f) or 4(g) above, for an Effective Price (as defined below) less than any then effective Series Preferred Conversion Price (a “Qualifying Dilutive Issuance”), then and in each such case, such existing Series Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Series Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to: (1) the numerator of which shall be (x) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (y) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series Preferred Conversion Price, and (2) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii) No adjustment shall be made to any Series Preferred Conversion Price in an amount less than one cent per share. Any adjustment required by this Section 4(h) shall be rounded to the nearest $0.01 per share. Any adjustment otherwise required by this Section 4(h) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to such Series Preferred Conversion Price.

(iii) For the purpose of making any adjustment required under this Section 4(h), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

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(iv) For the purpose of the adjustment required under this Section 4(h), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than any Series Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price (as defined below) shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

(D) No further adjustment of any Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

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(v) For the purpose of making any adjustment to any Series Preferred Conversion Price required under this Section 4(h), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(A) shares of Common Stock issued upon conversion of the Series Preferred or as a dividend or distribution on the Series Preferred;

(B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(C) shares of Common Stock issued pursuant to the exercise or conversion of options, warrants or other Convertible Securities outstanding as of the Original Issue Date;

(D) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, purchase of substantially all of the assets, consolidation, acquisition, strategic alliance or similar business combination transaction; provided that the issuance of shares therein has been approved by the Board of Directors;

(E) shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, credit agreements, real property leasing arrangement, or debt financing from a bank, equipment lessor, landlord or similar institution; provided that the issuance of shares therein has been approved by the Board of Directors;

(F) shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; provided that the issuance of shares therein has been approved by the Board of Directors;

(G) shares of Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing, customer, vendor or distribution arrangements or (ii) collaboration, technology transfer or development arrangements, including technology licenses; provided that the issuance of shares therein has been approved by the Board of Directors;

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(H) shares of Common Stock issued in a registered public offering under the Securities Act, pursuant to which all outstanding shares of Series Preferred are automatically converted to Common Stock;

(I) shares of Series E Preferred; and

(J) shares of Common Stock or Convertible Securities issued in connection with any transaction or issuance approved unanimously by the Board of Directors, such approving vote or consent specifically providing that such shares shall not be considered Additional Shares of Common Stock hereunder.

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(h), into the Aggregate Consideration received, or deemed to have been received by the Company for such issuance under this Section 4(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the applicable Series Preferred Conversion Price shall be reduced to the Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(i) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred. Failure to provide such notice shall have no effect on any such adjustment.

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(j) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least 10 days (or such shorter period approved by the holders of at least a majority of the outstanding Series Preferred) prior to the record date for any event specified in clause (i) above, or the effective date for any event specified in clause (ii) above, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(k) Automatic Conversion.

(i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series Preferred Conversion Price, (A) at any time with the approval, by affirmative vote or written consent, of the holders of not less than a majority of the outstanding shares of the Series Preferred voting together as a single class, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $3.60 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $25,000,000.00, or (C) immediately upon the Common Stock becoming listed for trading on a U.S. registered national securities exchange, including but not limited to The Nasdaq Capital Market. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(ii) Upon the occurrence of any of the events specified in Section 4(k)(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

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(l) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board of Directors) on the date of conversion.

(m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n) Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) 1 day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

5.	No Reissuance Of Series Preferred.

No shares or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

V.

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. The Company is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Company and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

* * *

3. The foregoing amendment and restatement was duly approved by the Board of Directors of the corporation.

4. The foregoing amendment and restatement was duly approved by the required vote of the shareholders of this corporation in accordance with Sections 603 and 903 of the CGCL. The total number of outstanding shares of this corporation entitled to vote with respect to the foregoing Amended and Restated Articles of Incorporation was 12,282,616 shares of Common Stock, 512,789 shares of Series A Preferred, 6,036,922 shares of Series B Preferred and 6,220,911 shares of Series C Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the total number of outstanding shares of Common Stock, a majority of the total number of outstanding Series A Preferred, a majority of the total number of outstanding Series B Preferred, a majority of the total number of outstanding Series C Preferred and a majority of the total number of outstanding shares of Series D Preferred Stock.

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The undersigned certifies under penalty of perjury under the laws of the State of California that they have read the foregoing Sixth Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

Dated: [___________ __ , 202_]

Victoria Williams Grahan, President

Ranjeet Bhatia, Secretary